AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1998
                                            REGISTRATION NO. 333-XXXXX
======================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                        ------------------


                              FORM S-3
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                        ------------------

              GENERAL MOTORS ACCEPTANCE CORPORATION
   A Delaware Corporation-- I.R.S.  Employer No.  38-0572512

              General Motors Acceptance Corporation
                 3044 West Grand Boulevard
                  Detroit, Michigan 48202
                         (313-556-5000)

                       Agent For Service
               Jerome B. Van Orman, Vice President

               General Motors Acceptance Corporation
3044 West Grand Boulevard, Detroit, Michigan 48202 (313-556-1508)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
                         ------------------

         IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX.
/ /

         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
TITLE OF                                        PROPOSED               PROPOSED
EACH CLASS                                      MAXIMUM                MAXIMUM
OF SECURITIES           AMOUNT                  OFFERING               AGGREGATE               AMOUNT OF
TO BE                   TO BE                   PRICE                  OFFERING                REGISTRATION
REGISTERED              REGISTERED (1)*         PER UNIT               PRICE (2)               FEE

-----------------------------------------------------------------------------------------------------------------
SmartNotes(sm), Due from
Nine Months to Thirty Years
from Date of Issue         $965,211,000              100%              $965,211,000              $292,488
=================================================================================================================

*Or, if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $1,000,000,000.

(1) The amount of Debt Securities being registered, together with $34,789,000 Debt Securities registered on September 19, 1996 (Registration No. 333-12023) and remaining unissued as of the date hereof, represents the maximum aggregate principal amount of Debt Securities which, on or after March 18, 1998, are expected to be offered for sale.

(2) Estimated solely for the purpose of determining the amount of the registration fee.

         Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to Debt Securities of the Registrant registered and remaining unissued under Registration Statement No. 333-12023.
---------------

(sm)Service Mark of General Motors Acceptance Corporation

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
--------------------------------------------------------------------------------

PROSPECTUS
                                  U.S.$1,000,000,000
                        GENERAL MOTORS ACCEPTANCE CORPORATION
                                    SMARTNOTES(SM)
                DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

         General Motors Acceptance Corporation (the "Company") may offer from time to time its SmartNotes(sm) Due from Nine Months to Thirty Years from Date of Issue (the "Notes"). The Notes offered by this Prospectus will be limited to up to $1,000,000,000 aggregate initial offering price. The Notes will be offered at varying maturities due from nine months to thirty years from the date of issue (the "Issue Date"), as selected by the purchaser and agreed to by the Company. Unless otherwise described herein, the interest rate, issue price, stated maturity, interest payment dates, whether the Notes are subject to redemption at the option of the Company or replacement at the option of the holder prior to the maturity date thereof (as further defined herein, the "Maturity Date") and certain other terms (including, if applicable, a Survivor's Option (as such term is defined in "Repayment Upon Death")) with respect to each Note will be established at the time of issuance and set forth in a pricing supplement to this Prospectus (a "Pricing Supplement"). Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. See "Description of Notes." The Notes are unsecured and unsubordinated obligations of the Company and will rate equally and ratably with all other unsecured and unsubordinated indebtedness of the Company (other than obligations preferred by mandatory provisions of law).

         The interest rate on each Note will be a fixed rate established by the Company at the Issue Date of such Note, which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable upon the Maturity Date. See "Description of Notes."

         The Notes may be issued in whole or in part in the form of one or more global Notes to be deposited with or on behalf of The Depository Trust Company ("DTC") or other depositary (DTC or such other depositary as is specified in the applicable Pricing Supplement is herein referred to as the "Depositary") and registered in the name of the Depositary's nominee. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and, with respect to the beneficial owners' interests, by the Depositary's participants, including the U.S. Depositaries for Cedel Bank and Euroclear. Notes will not be issuable as certificated Notes except under the limited circumstances described herein. See "Description of Notes-Book Entry, Delivery and Form."

         The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day), commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of every third month (or the next Business Day), commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of every sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurs, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PRICING SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ------------------

================================================================================================

              PRICE TO               AGENTS' DISCOUNTS                 PROCEEDS TO
              PUBLIC (1)(2)          AND CONCESSIONS (2)               COMPANY (2)(3)

Per Note      100.00%                .20% - 2.50%                      97.50% - 99.80%

Total         $1,000,000,000         $2,000,000 - $25,000,000          $975,000,000-$998,000,000



================================================================================================


(1) Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued at 100% of their principal amount.

(2) The concession payable (the "Concession") for each Note sold through ABN AMRO Incorporated (the "Purchasing Agent") will be computed based upon the non-discounted price paid by the public (the "Price to Public") for such Note and will depend on such Note's Maturity Date. The Company has agreed to indemnify each of the agents listed below (the "Agents") against certain liabilities, including liabilities
         under  the   Securities   Act  of  1933,  as  amended.   See  "Plan  of
         Distribution."

(3)      Before deducting expenses payable by the Company estimated at $500,000.

         The Notes are being offered on a continuous basis for sale by the Company through one or more of the Agents listed below and each of the Agents has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. The Agents have advised the Company that they may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so. No termination date for the offering of the Notes has been established. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent that solicits any offer may reject such offer in whole or in part. See "Plan of Distribution."

                        ------------------

ABN AMRO INCORPORATED

     A.G. EDWARDS & SONS, INC.

          EDWARD JONES & CO., L.P.

               FIDELITY CAPITAL MARKETS
                   a division of National Financial Services Corporation

                   PRUDENTIAL SECURITIES INCORPORATED

                        SALOMON SMITH BARNEY


March __, 1998

         No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus and any accompanying Pricing Supplement in connection with the offer made by this Prospectus and any accompanying Pricing Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any Agent. This Prospectus and any accompanying Pricing Supplement shall not constitute any offer of any securities other than the Notes. Neither the delivery of this Prospectus and any accompanying Pricing Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or its subsidiaries since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

         No action has been taken by the Company or any of the Agents which would permit a public offering of the Notes or distribution of this Prospectus or any accompanying Pricing Supplement in any jurisdiction, other than the United States. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this Prospectus or any accompanying Pricing Supplement nor any advertisement or other offering material may be distributed or published,  in any  jurisdiction,  except in  circumstances  that will result in compliance with any applicable laws and regulations. Persons into whose possession this Prospectus or any accompanying Pricing Supplement or any Notes come must inform themselves about, and observe, any such restrictions. Neither the Company nor any of the Agents represent that this Prospectus or any accompanying Pricing Supplement may be lawfully distributed, or that the Notes may be lawfully offered, in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption therefrom, or assumes any responsibility for facilitating any such distribution or offering. In particular, there are further restrictions on the distribution of this Prospectus or any accompanying Pricing Supplement and the offer or sale of the Notes in the United Kingdom. See "Plan of Distribution."
                        ------------------

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT AND STABILIZATION. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                       AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New

York, New York 10048. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Notes. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto and to which reference is hereby made.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act is incorporated by reference in this Prospectus.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

THE COMPANY WILL PROVIDE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST, TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE WHICH HAVE BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. SUCH REQUEST SHOULD BE DIRECTED TO:

                              G. E. GROSS, COMPTROLLER
                        GENERAL MOTORS ACCEPTANCE CORPORATION
                              3044 WEST GRAND BOULEVARD
                                MAIL CODE 482-1X1-103
                               DETROIT, MICHIGAN 48202
                                   (313) 556-1240

                                   TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

Summary .............................................................
Description of General Motors Acceptance Corporation ................
Principal Executive Offices .........................................
Ratio of Earnings to Fixed Charges ..................................
Use of Proceeds .....................................................
Certain Risk Factors Existing When Notes are Redeemable at the
      Option of the Company .........................................
Description of Notes ................................................
United States Federal Taxation ......................................
Certain Covenants as to Liens .......................................
Modification of the Indenture .......................................
Events of Default ...................................................
Concerning the Trustee ..............................................
Concerning the Paying Agents ........................................
Plan of Distribution ................................................
Legal Opinions ......................................................
Experts..............................................................

                              SUMMARY

         THE FOLLOWING DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND ANY SUPPLEMENT OR AMENDMENT HERETO, INCLUDING, IN RELATION TO ANY PARTICULAR ISSUE OF NOTES, THE APPLICABLE PRICING SUPPLEMENT. CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE MEANINGS GIVEN TO SUCH TERMS ELSEWHERE IN THIS PROSPECTUS.

Issuer.............................      General  Motors Acceptance Corporation.

Purchasing.........................      Agent ABN  AMRO Incorporated. Following
                                         the    solicitation  of   orders,  A.G.
                                         Edwards  & Sons, Inc.,  Edward Jones  &
                                         Co., L.P.,   Fidelity  Capital Markets,
                                         a  division    of   National  Financial
                                         Services    Corporation,     Prudential
                                         Securities    Incorporated  and Salomon
                                         Brothers Inc, as agents, may   purchase
                                         Notes  from  the  Company  through  the
                                         Purchasing Agent as principal  for  its
                                         own   account.  The Company may appoint
                                         other U.S. or foreign  agents from time
                                         to time.

Title.............................       SmartNotes.(sm)

Trustee...........................       The  Chase   Manhattan  Bank   under an
                                         Indenture  dated  as  of  September 24,
                                         1996, as amended.

Amount............................       Up  to $1,000,000,000 aggregate initial
                                         offering price.

Status............................       The    Notes    are    unsecured    and
                                         unsubordinated   obligations   of   the
                                         Company  and  will  rate  equally   and
                                         ratably with all other unsecured    and
                                         unsubordinated  indebtedness  of    the
                                         Company    (other    than   obligations
                                         preferred by  mandatory  provisions  of
                                         law).

Maturities........................       Due  from  nine months to thirty  years
                                         from the date of issue, as specified in
                                         the applicable Pricing Supplement.


Selling Group Members.............       Broker-dealers and/or securities  firms
                                         that have  executed dealer   agreements
                                         with  the Purchasing  Agent  (ABN  AMRO
                                         Incorporated) and have agreed to market
                                         and sell SmartNotes  in accordance with
                                         the  terms  of  these  agreements along
                                         with  all  other  applicable  laws  and
                                         regulations.    You   may   call 1-800-
                                         501-2958  for a  list of  Selling Group
                                         Members  or  access   the  Internet  at
                                         www.smartnotes.com.

Interest..........................       Each Note will bear interest  from  the
                                         Issue  Date  at a fixed rate, which may
                                         be zero in the case of a Note issued at
                                         an     Issue    Price   representing  a
                                         substantial    discount    from     the
                                         principal   amount   payable  upon  the
                                         Maturity  Date (a "Zero-Coupon  Note").
                                         Unless   otherwise   specified  in  the
                                         applicable Pricing Supplement, interest
                                         on each Note (other  than a Zero-Coupon
                                         Note)  will  be payable either monthly,
                                         quarterly,  semi-annually  or  annually
                                         on each  Interest  Payment  Date and on
                                         the  Maturity  Date.  Unless  otherwise
                                         specified  in  the  applicable  Pricing
                                         Supplement,  any interest on the  Notes
                                         will be computed on the basis of a 360-
                                         day year of twelve 30-day months.

Principal.........................       Unless  otherwise   provided   in   the
                                         applicable  Pricing   Supplement,   the
                                         principal  amount of the  Notes will be
                                         payable  on the  Maturity  Date of such
                                         Notes at the  Corporate Trust Office of
                                         The  Chase  Manhattan  Bank,  Corporate
                                         Trust  Services, 450 West 33rd  Street,
                                         15th Floor,  New York,  New York 10001,
                                         or at such other  place as the  Company
                                         may designate.

Redemption and Repayment  ........       Unless   otherwise   provided  in   the
                                         applicable  Pricing  Supplement,    the
                                         Notes  will  not be redeemable prior to
                                         the Maturity  Date at the option of the
                                         Company  or  repayable  prior  to   the
                                         Maturity  Date  at  the   option of the
                                         holder.  Unless  otherwise  provided in
                                         the applicable  Pricing Supplement, the
                                         Notes  will  not  be  subject  to   any
                                         sinking fund.    The Pricing Supplement
                                         relating  to  any  Note  will  indicate
                                         whether  the  holder of such  Note will
                                         have the right to require  the  Company
                                         to repay a  Note  prior to its Maturity
                                         Date upon the  death  of  the owner  of
                                         such Note.

Form of Notes and Clearance ......       The Notes may be offered  in the United
                                         States only,  outside the United States
                                         only or  in  and  outside  the   United
                                         States  simultaneously  as  part  of  a
                                         global  offering.  Depending  on  where
                                         the relevant  Notes  are  offered,  the
                                         Notes will clear through one or more of
                                         The  Depository  Trust Company ("DTC"),
                                         Morgan  Guaranty  Trust Company  of New
                                         York,  Brussels  office, as operator of
                                         the   Euroclear  System   ("Euroclear")
                                         and Cedel Bank, societe anonyme ("Cedel
                                         Bank")  or  any   successors   thereto.
                                         Global Notes will be  exchangeable  for
                                         definitive  Notes   only   in   limited
                                         circumstances.   See   "Description  of
                                         Notes   -   Global     Clearance    and
                                         Settlement."

Denomination .....................       Unless   otherwise   specified  in  the
                                         applicable   Pricing  Supplement,   the
                                         authorized  denominations  of the Notes
                                         will  be  $1,000  and   any  amount  in
                                         excess  thereof  that is  an   integral
                                         multiple of $1,000.

Tax Status........................       The   Notes   and   payments    thereon
                                         generally  are  subject  to taxation by
                                         the United States and generally are not
                                         exempt from  taxation  by  other   U.S.
                                         or    non-U.S.   taxing  jurisdictions.
                                         Non-U.S.  Persons will  be  subject  to
                                         U.S. Federal income tax and withholding
                                         tax   unless   they   provide   certain
                                         certifications or statements.

             DESCRIPTION OF GENERAL MOTORS ACCEPTANCE CORPORATION

         General Motors Acceptance Corporation, a wholly-owned subsidiary of General Motors Corporation, was incorporated in 1997 under the Delaware General Corporation Law. On January 1, 1998, the Company merged with its predecessor which was originally incorporated in 1919 under the New York Banking Law relating to investment companies, and thereupon assumed all of its predecessor's assets, liabilities and obligations.

         Operating directly and through subsidiaries and associated companies in which its has equity investments, the Company offers a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other automobile dealerships and to the customers of those dealerships. Other financial services offered by the Company or its subsidiaries include insurance and mortgage banking.

         The principal business of the Company and its subsidiaries is to finance the acquisition by franchised General Motors dealers for resale of various new automotive and nonautomotive products manufactured by General Motors Corporation or certain of its subsidiaries and associates, and to acquire from such dealers, either directly or indirectly, installment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, new products of other manufacturers are financed. The Company also leases motor vehicles and certain types of capital equipment to others.

         The automotive financing industry is highly competitive. The Company's principal competitors are affiliated finance subsidiaries of other major manufacturers as well as a large number of banks, commercial finance companies, savings and loan associations and credit unions. The business of the Company is influenced by its ability to offer competitive financing rates which in turn is directly affected by its access to capital markets.

                         PRINCIPAL EXECUTIVE OFFICES

         General  Motors   Acceptance  Corporation  has its principal  executive
offices  at  3044  West  Grand  Boulevard,   Detroit,  Michigan  48202 (Tel. No.
313-556-5000).

                     RATIO OF EARNINGS TO FIXED CHARGES


                          YEARS ENDED DECEMBER 31,
                          ------------------------
                          1997 1996 1995 1994 1993
                          ------------------------
                          1.42 1.41 1.36 1.33 1.33

         The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of the Company and its consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

                            USE OF PROCEEDS

         The net proceeds from the sale of the Notes will be added to the general funds of the Company and will be available for the purchase of receivables, the making of loans or the repayment of debt. Such proceeds initially may be used to reduce short-term borrowings or invested in short-term securities.

                 CERTAIN RISK FACTORS EXISTING WHEN NOTES
                ARE REDEEMABLE AT THE OPTION OF THE COMPANY

         If the accompanying Pricing Supplement specifies that the Notes are redeemable at the option of the Company, the Company is likely to redeem the Notes on or after the redemption date(s) specified if prevailing interest rates on the redemption date(s) are lower than the rate borne by the Notes. Upon any such redemption, registered holders (and beneficial owners) of the Notes generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes. Accordingly, if the Company has the right to redeem the Notes, prospective investors should consider the related reinvestment risk in light of other investments available at the time of an investment in the Notes.

         If the accompanying Pricing Supplement provides that the Company has the right to redeem the Notes, the ability of the Company to so redeem the Notes at its option is likely to affect the market value of the Notes. In particular, as the redemption date(s) approaches, the market value of the Notes generally will not rise substantially above the redemption price because of the optional redemption feature.

         This Prospectus does not describe all of the risks of an investment in the Notes. The Company and the Agents disclaim any responsibility to advise prospective investors of such risks as they exist at the date of this Prospectus or any accompanying Pricing Supplement or as they change from time to time. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of their particular circumstances.

                               DESCRIPTION OF NOTES

         The terms and conditions set forth herein will apply to each Note unless otherwise specified herein or in the applicable Pricing Supplement and in such Note.

GENERAL

         The Notes will be limited to $1,000,000,000 aggregate initial offering price, on terms to be determined at the time of sale. The Notes will be issued under an Indenture dated as of September 24, 1996, as amended by a First Supplemental Indenture dated as of January 1, 1998 (together, the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee. The Indenture does not limit the amount of additional unsecured indebtedness ranking equally and ratably with the Notes that the Company may incur and the Company may, from time to time, without the consent of the holders of the Notes, provide for the issuance of Notes under the Indenture in addition to the $1,000,000,000 aggregate initial offering price of the Notes offered hereby. The statements herein concerning the Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions of the Indenture or defined terms contained in the Indenture are referred to, such provisions and defined terms are incorporated herein by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

         The Notes will constitute unsecured and unsubordinated indebtedness of the Company and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company (other than obligations preferred by mandatory provisions of law).

         Notes will be offered on a continuing basis and will mature on any day nine months to thirty years from the Issue Date, as selected by the purchaser and agreed to by the Company. Each Note will bear interest from the Issue Date (as defined below) at a fixed rate, which may be zero in the case of a Note issued at an Issue Price (as defined below) representing a substantial discount from the principal amount payable upon the Maturity Date (a "Zero-Coupon Note").

         Each Note will be issued in fully registered form without coupons and will be represented by a global Note registered in the name of a nominee of the Depositary. Except as set forth herein, Notes will be issuable only in global form. See "Description of Notes-Book-Entry; Delivery and Form" below. All Notes issued on the same day and having the same terms (including, but not limited to, the same designation, the same currency, Interest Payment Dates (as defined below), rate of interest, Maturity Date and redemption or repayment provisions) may be represented by a single Note. A beneficial interest in a Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary or its participants, including the U.S. Depositaries for Cedel Bank and Euroclear. Payments of principal of, premium, if any, and interest, if any, on, Notes represented by a Note will be made by the Company or its paying agent to the Depositary or its nominee. Unless otherwise specified in the applicable Pricing Supplement, DTC will be the Depositary. See "Description of Notes-Book Entry; Delivery and Form."

         Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of the Notes will be $1,000 and any amount in excess thereof that is an integral multiple of $1,000.

         The principal amount of the Notes will be payable at Maturity at the Corporate Trust Office of The Chase Manhattan Bank, Corporate Trust Services, 450 West 33rd Street, 15th Floor, New York, New York 10001, or at such other place as the Company may designate.

         Unless otherwise specified in the applicable Pricing Supplement, the Notes may not be redeemed by the Company, or repaid at the option of the holder, or both, prior to their Maturity Date. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. See "Description of Notes-Redemption and Repayment."

         Unless otherwise specified in the applicable Pricing Supplement, the amount of any Original Issue Discount Note (as such term is defined in "Description of Notes - Original Issue Discount Notes") payable in the event of redemption by the Company, repayment at the option of the holder or acceleration of Maturity (as such term is defined in "Glossary"), in lieu of the stated principal amount due at the Maturity Date, will be the Amortized Face Amount of such Original Issue Discount Note as of the date of such redemption, repayment or acceleration. For the purposes of determining whether holders of the requisite amount of Notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of any Original Issue Discount Note shall be deemed to be the Amortized Face Amount. The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (a) the Issue Price of an Original Issue Discount Note set forth in the applicable Pricing Supplement plus (b) the portion of the difference between the Issue Price and the principal amount of such Original Issue Discount Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of such Original Issue Discount Note exceed its stated principal amount. See also "United States Federal Taxation - Tax Consequences to U.S. Holders-Original Issue Discount Notes."

         Unless otherwise specified herein, the Pricing Supplement relating to each Note or Notes will describe the following terms, as applicable: (1) whether such Note is a Zero-Coupon Note or other Original Issue Discount Note; (2) the maximum allowable price (which may be expressed as a percentage of the principal amount of the Note sold) at which such Note will be issued to the public (the "Issue Price"); (3) the maximum allowable re-allowance to be charged other dealers on the original sale of such Note; (4) the date on which such Note will be issued to the public (the "Issue Date"); (5) the Maturity Date of such Note;
(6) the rate per annum at which such Note will bear interest, if any (the "Interest Rate"); (7) whether the holder of such Note will have the Survivor's Option; (8) whether such Note may be redeemed at the option of the Company, or repaid at the option of the holder, prior to its Maturity Date, and if so, the provisions relating to such redemption or repayment; (9) certain special United States Federal income tax consequences of the purchase, ownership and disposition of certain Notes, if any; and (10) any other terms of such Note not inconsistent with the provisions of the Indenture.

GLOSSARY

         Reference is made to the Indenture and the form of Notes filed as exhibits to the Registration Statement to which this Prospectus relates for the full definition of certain terms used in this Prospectus, as well as any capitalized terms used herein for which no definition is provided. Set forth below are definitions of certain terms used in this Prospectus with respect to the Notes.


         "Business Day" with respect to any Note means, unless otherwise specified in the applicable Pricing Supplement, any day, other than a Saturday or Sunday, that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York;

         "Interest Payment Date" with respect to any Note means a date (other than at Maturity) on which, under the terms of such Note, regularly scheduled interest shall be payable; and

         "Maturity Date" with respect to any Note means the date on which such Note will mature, as specified thereon, and "Maturity" means the date on which the principal of a Note or an installment of principal becomes due and payable in full in accordance with its terms and the terms of the Indenture, whether at its Maturity Date or by declaration of acceleration, call for redemption at the option of the Company, repayment at the option of the holder, or otherwise.

BOOK-ENTRY; DELIVERY AND FORM

         Upon issue, all Notes having the same Issue Date, interest rate, if any, amortization schedule, if any, Maturity Date and other terms, if any, will be represented by one or more fully registered global Notes (the "Global
Notes"); provided, however, that no single Global Note shall exceed $200,000,000. Each such Global Note representing Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") or other depositary (DTC or such other depositary as is specified in the applicable Pricing Supplement is herein referred to as the "Depositary") and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through either DTC (in the United States) or Cedel Bank, societe anonyme ("Cedel Bank") or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear system ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Cedel Bank and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel Bank and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries"). Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Each such Global Note representing Notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee thereof.

         DTC has advised the Company and the Agents that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants. The rules applicable to DTC and its participants are on file with the Commission.

         Upon the issuance by the Company of Notes represented by a Global Note, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Notes represented by such Global Note beneficially owned by such participants. The accounts to be credited shall be designated by the Agents of such Notes.
Ownership of beneficial interests in a Global Note will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in Notes represented by a Global Note or Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of participants in the Depositary), or by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

         So long as the Depositary for a Global Note, or its nominee, is the registered owner of the Global Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Notes represented by a Global Note or Notes will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

         Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture or a Global Note. The Company understands that under existing policy of the Depositary and industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Note desires to give any notice or take any action which a holder is entitled to give or take under the Indenture or a Global Note, the Depositary would authorize the participants holding the relevant beneficial interests to give such notice or take such action. Any beneficial owner that is not a participant must rely on the contractual arrangements it has directly, or indirectly through its financial intermediary, with a participant to give such notice or take such action.

         Except as otherwise set forth in a Pricing Supplement, payments of principal of, premium, if any, and interest, if any, on, the Notes represented by a Global Note registered in the name of the Depositary or its nominee will be made by the Company through the Trustee to the Depositary or its nominee, as the case may be, as the registered owner of a Global Note. None of the Company, the Trustee, any Paying Agent or any other agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Global Note, will immediately credit the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in a Global Note will be governed by standing customer instructions and customary practices as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

         If the Depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue certificated Notes in exchange for all the Global Notes. In addition, the Company may at any time and in its sole discretion determine not to have the Notes represented by the Global Note and, in such event, will issue certificated Notes in exchange for all the Global Notes. In either instance, an owner of a beneficial interest in a Global Note will be entitled to have certificated Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such certificated Notes. Such certificated Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from participants with respect to beneficial interests in such Global Notes. Certificated Notes so issued will be issued in denominations of $1,000 or more (in multiples of $1,000) and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of such certificated Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

         Cedel Bank advises that it is incorporated under the laws of Luxembourg as a professional depositary. Cedel Bank holds securities for its participating organizations ("Cedel Bank Participants") and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book-entry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of certificates. Cedel Bank provides to Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of international trades securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depositary, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Bank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Agents. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant, either directly or indirectly.

         Distributions with respect to the Notes held beneficially through Cedel Bank will be credited to cash accounts of Cedel Bank Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Cedel Bank.

         Euroclear advises that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the

Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear. In the event definitive Notes are issued, the holders thereof will be able to receive payments thereon and effect transfers thereof at the offices of a Luxembourg paying agent chosen by the Company.

         Individual certificates in respect of Notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If Euroclear, Cedel Bank or DTC notifies the Company that it is unwilling or unable to continue as a clearing system in connection with a Global Note or, in the case of DTC only, DTC ceases to be a clearing agency registered under the Exchange Act, and in each case a successor clearing system is not appointed by the Company within 90 days after receiving such notice from Euroclear, Cedel Bank or DTC or on becoming aware that DTC is no longer so registered, the Company will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by such Global Note upon delivery of such Global Note for cancellation.

         Title to book-entry interests in the Notes will pass by book-entry registration of the transfer within the records of Euroclear, Cedel Bank or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the Notes may be transferred within Euroclear and within Cedel Bank and between Euroclear and Cedel Bank in accordance with procedures established for these purposes by Euroclear and Cedel Bank. Book-entry interests in the Notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the Notes between Euroclear and Cedel Bank and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Cedel Bank and DTC.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

         Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with Depositary rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Cedel Bank Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedel Bank and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

         Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Cedel Bank or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

         Because of time-zone differences, credits of Notes received in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear or Cedel Bank Participants on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of Notes by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in the Depositary.

         Although the Depositary, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of the Depositary, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

INTEREST AND PRINCIPAL PAYMENTS

         Owners of beneficial interests in a Note will be paid in accordance with the Depositary's and the participant's procedures in effect from time to time as described under "Description of Notes - Book-Entry, Delivery and Form." Unless otherwise specified in the applicable Pricing Supplement, payments of principal, and premium, if any, and interest, if any, at Maturity will be made in immediately available funds upon surrender of the Note at the office of the Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Unless otherwise specified in the applicable Pricing Supplement, principal and, premium, if any, and interest, if any, payable at Maturity of a Note will be paid by the Paying Agent by wire transfer in immediately available funds to an account specified by the Depositary. Unless otherwise specified in the applicable Pricing Supplement, payments of interest on a Note (other than at Maturity) will be made in same-day funds in accordance with existing arrangements between the Paying Agent and the Depositary. The Company will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax, will be borne by the holders of the Notes in respect of which such payments are made.

         Certain Notes, including Original Issue Discount Notes, may be considered to be issued with original issue discount which must be included in income by U.S. Holders for United States Federal income tax purposes at a constant rate, prior to the receipt of the cash attributable to that income. See

"Tax Consequences to U.S. Holders-Original Issue Discount Notes." Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described under "Description of Debt Securities-Events of Default," the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Issue Date to the date of declaration which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration). Special considerations applicable to any such Notes will be set forth in the applicable Pricing Supplement.

         Each Note will bear interest from and including its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to Maturity pursuant to mandatory or optional redemption provisions or the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

         Any payment of principal, and premium, if any, or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

         The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day), commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of every third month (or the next Business Day), commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of every sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurs, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

         Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

ORIGINAL ISSUE DISCOUNT NOTES

         Notes may be issued at a price less than their stated redemption price at maturity, other than by an amount which is less than a DE MINIMIS amount (0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity) resulting in such Notes being treated as if they were issued with original issue discount for United States Federal income tax purposes ("Original Issue Discount Notes"). Such Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. See "United States Federal Taxation - Tax Consequences to U.S. Holders - Original Issue Discount Notes." Certain additional considerations relating to any Original Issue Discount Notes will be described in the Pricing Supplement relating thereto.

REDEMPTION AND REPAYMENT

         Unless otherwise provided in the applicable Pricing Supplement, the Notes will not be redeemable prior to the Maturity Date at the option of the Company or repayable prior to the Maturity Date at the option of the holder. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund.

         If applicable, the Pricing Supplement relating to each Note will indicate that the Note will be redeemable at the option of the Company or repayable at the option of the holder on a date or dates specified prior to its Maturity Date and, unless otherwise specified in such Pricing Supplement, at a price equal to 100% of the principal amount thereof, together with accrued interest to the date of redemption or repayment, unless such Note was issued with original issue discount, in which case the Pricing Supplement will specify the amount payable upon such redemption or repayment.

         The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. Unless otherwise specified in the applicable Pricing Supplement, if less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

         Unless otherwise specified in the applicable Pricing Supplement, in order for a Note which is prepayable at the option of the holder to be so prepaid, the Company must receive at least 30 days but not more than 45 days prior to the repayment date, the global Note with the form entitled "Option to Elect Repayment" duly completed. Exercise of the repayment option by the holder of a Note shall be irrevocable. With respect to the Notes, the Depositary's nominee is the holder of such Notes and therefore will be the only entity that can exercise a right to repayment. See "Description of Notes-Book-Entry; Delivery and Form." In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a Note, the beneficial owner of such interest must instruct the broker or other direct or indirect participant through which it holds a beneficial interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary. Conveyance of notices and other communications by the Depositary to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the Notes will be governed by agreements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         If applicable, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with any such repurchase.

         The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation.

REPAYMENT UPON DEATH

         The Pricing Supplement relating to any Note will indicate whether the holder of such Note will have the right to require the Company to repay a Note prior to its Maturity Date upon the death of the owner of such Note as described below (the "Survivor's Option"). SEE THE APPLICABLE PRICING SUPPLEMENT TO DETERMINE WHETHER THE SURVIVOR'S OPTION APPLIES TO ANY PARTICULAR NOTE.

         Pursuant to exercise of the Survivor's Option, if applicable, the Company will repay any Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased owner of the beneficial interest in such Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in such Note plus accrued interest to the date of such repayment (or at a price equal to the Amortized Face Amount for Original Issue Discount Notes and Zero-Coupon Notes on the date of such repayment), subject to the following limitations. The Company may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option will be accepted in any calendar year (the "Annual Put Limitation") to one percent (1%) of the outstanding aggregate principal amount of the Notes as of the end of the most recent fiscal year, but not less than $1,000,000 in any such calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit to $200,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased owner or beneficial interests in such Notes (the "Individual Put Limitation"). Moreover, the Company will not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes). Any Note (or portion thereof) tendered pursuant to exercise of the Survivor's Option may not be withdrawn.

         Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option will be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor's Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein will be accepted in the order all such Notes (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor's Option will be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. Each Note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation will be deemed to be tendered in the following calendar year in the order in which all such Notes (or portions thereof) were originally tendered, unless any such Note (or portion thereof) is withdrawn by the Representative for the deceased owner prior to its repayment. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee will deliver a notice by first-class mail to the registered holder thereof at its last known address as indicated in the Note Register, that states the reason such Note (or portion thereof) has not been accepted for payment.

         Subject to the foregoing, in order for a Survivor's Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative of the deceased owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of the Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased was the owner of a beneficial interest in such Note at the time of death, (iv) if applicable, a properly executed assignment or endorsement, and (v) if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in such Note. Subject to the Company's right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination will be final and binding on all parties.

         The death of a person owning a Note in joint tenancy or tenancy by the entirety with another or others will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common; except that in the event a Note is held by husband and wife as tenants in common, the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note, will be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the Note during his or her lifetime.

         For Notes represented by a Global Note, the Depositary or its nominee will be the holder of such Note and therefore will be the only entity that can exercise the Survivor's Option for such Note. To obtain repayment pursuant to exercise of the Survivor's Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased owner (i) the documents described in clauses (i) and (iii) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity will provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and
(ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative. See "Description of Notes - Delivery and Form."

         A REPRESENTATIVE MAY OBTAIN THE FORMS USED TO EXERCISE THE SURVIVOR'S OPTION FROM THE CHASE MANHATTAN BANK, THE TRUSTEE, AT 450 WEST 33RD STREET, 15TH FLOOR, NEW YORK, NEW YORK 10001, OR CALL THE GLOBAL TRUST SERVICE GROUP AT (212) 946-3159, DURING NORMAL BUSINESS HOURS.

ELIGIBILITY FOR STRIPPING

         Certain issues of Notes designated by the Company (the "Eligible Notes") will be eligible to be separated ("stripped") into their separate Interest Components and Principal Components (each as defined below) on the book-entry system of DTC. The components of an Eligible Note are: (i) each future interest payment due on or prior to the Maturity Date or, if the Eligible
Note is subject to redemption or principal repayment prior to the Maturity Date, the first date on which the Eligible Note is subject to redemption or repayment (in either case, the "Cut-off Date") (each, an "Interest Component") and (ii) the principal payment plus any interest payments due after the Cut-off Date (the "Principal Component"). Each Interest Component and Principal Component (each a "Component") will receive a CUSIP number.

         An issue of Notes that DTC is capable of stripping on its book-entry records may be designated by the Company as eligible to be stripped into Components at the time of original issuance of such Notes. The Company is under no obligation, however, to designate any issue of Notes as eligible to be stripped into Components.

         For an Eligible Note to be stripped into Components, the principal amount of the Eligible Note must be in an amount that, based on the stated interest rate of the Eligible Note, will produce an interest payment of $1,000 or an integral multiple thereof on each Interest Payment Date for such Note.

         In some cases, certain Interest Components of two or more issues of Notes may be due on the same day. Such Interest Components may have the same or different CUSIP numbers. It currently is expected that most Interest Components due on the same day (regardless of Note issue) will have the same CUSIP number. However, the Company may designate Interest Components from an issue of Notes to receive CUSIP numbers different than the CUSIP numbers of Interest Components due on the same day from one or more other issues of Notes. The Company also may designate at any time that any or all Interest Components of issues of Notes originally issued on or after a specified time will have CUSIP numbers different than Interest Components of issues of Notes originally issued prior to such time.

         The Components may be maintained and transferred on the book-entry system of DTC in integral multiples of $1,000. Payments on Components will be made in U.S. dollars on the applicable payment dates (or the succeeding Business Day if payment on the related Note is made on such succeeding Business Day as defined in "Description of Notes -- Glossary") by credit of the payment amount to DTC or its nominee, as the case may be, as the registered owner of a Component. The Company expects that it will credit the accounts of the related participants for payment amounts in the same manner as for Notes represented by a Global Note as set forth in "Description of Notes - Book-Entry; Delivery and Form" above.

         If any modification, amendment or supplement of the terms of an issue of Notes requires any consent of holders of Notes, such consent with respect to Notes that have been stripped is to be provided by the holders of Principal Components. See "Modifications of the Indenture." Holders of Interest Components will have no right to give or withhold such consent.

         Currently, at the request of a holder of a Principal Component and all applicable unmatured Interest Components and on the Component holder's payment of a fee (presently DTC's fee applicable to on-line book-entry securities transfers), DTC will restore ("reconstitute") the Principal Components of a stripped Note and the applicable unmatured Interest Components (all in appropriate amounts) to such Note in fully constituted form. Generally, for purposes of reconstituting a Note, the Principal Component of an issue of Notes may be combined with either Interest Components of such issue or Interest Components, if any, from other issues of Notes that have the same CUSIP numbers as the unmatured Interest Components of such issue. Component holders wishing to reconstitute Components into a Note also must comply with all applicable requirements and procedures of DTC relating to the stripping and reconstitution of securities.

         The preceding discussion is based on the Company's understanding of the manner in which DTC currently strips and reconstitutes eligible securities on the Fed Book-Entry System. DTC may cease stripping or reconstituting Eligible Notes or may change the manner in which this is done or the requirements, procedures or charges therefor at any time without notice.

PAYMENT OF ADDITIONAL AMOUNTS

         The Company will pay to the holder of any Note who is a United States Alien (as defined below) such additional amounts (the "Additional Amounts") as may be necessary in order that every net payment in respect of the principal, premium, if any, or interest, if any, on such Note, after deduction or withholding by the Company or any Paying Agent for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Note to be then due and payable before any such deduction or withholding for or on account of any such tax, assessment or governmental charge; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member, or shareholder of, or holder of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder of, or holder of a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, or
         (ii) such   holder's  present or former  status as a  personal  holding company or foreign personal holding company or controlled foreign corporation for United States Federal income tax purposes or corporation which accumulates earnings to avoid United States Federal income tax;

(b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(c) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge;

(d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of principal of, premium, if any, or interest, if any, on any Note;

(e) any tax, assessment or other governmental charge imposed on interest received by a holder or beneficial owner of a Note who actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code of 1986, as amended;

(f) any tax, assessment or other governmental charge imposed as a result of the failure to comply with (i) certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Note, if such compliance is required by statute, or by regulation of the United States Treasury Department, as a precondition to relief or exemption from such tax, assessment or other governmental charge (including backup withholding) or (ii) any other certification, information, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such tax, assessment or other governmental charge;

(g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest, if any, on any Note, if such payment can be made without such withholding by at least one other Paying Agent; or

(h)      any combination of items (a), (b), (c), (d), (e), (f) or (g).

         Nor will Additional Amounts be paid to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note to the extent a settlor or beneficiary with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note.

         The term "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, or a foreign partnership, one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

         Any reference in this Prospectus or any applicable Pricing Supplement to principal or interest or both in respect of the Notes shall be deemed to include (i) a reference to any additional amounts which may be payable under this heading "Payment of Additional Amounts," (ii) in relation to Zero Coupon Notes, the Amortized Face Amount, and (iii) any premium and any other amounts which may be payable in respect of the Notes.

         The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "Payment of Additional Amounts" and under the heading "Description of Notes -- Redemption for Tax Reasons", the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein. As used under this heading "Payment of Additional Amounts" and under the headings "Description of Notes -- Redemption for Tax Reasons" and "United States Taxation of Non-United States Persons," the term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction. "United States person" means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source and "non-United States person" has the meaning set forth in "United States Taxation of Non-United States Persons" below.

REDEMPTION FOR TAX REASONS

         If, as a result of any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision thereof or therein affecting taxation, or any change in the official application or interpretation of such laws, including any official proposal for such a change, amendment or change in the application or interpretation of such laws, which change, amendment, application or interpretation is announced or becomes effective after the date of this Prospectus or which proposal is made after such date, or as a result of any action taken by any taxing authority of the United States which action is taken or becomes generally known after such date, or as a result of any action taken by any taxing authority of the United States which action is taken or becomes generally known after such date, or any commencement of a proceeding in a court of competent jurisdiction in the United States after such date, whether or not such action was taken or such proceeding was brought with respect to the Company, there is, in such case, in the written opinion of independent legal counsel of recognized standing to the Company, a material increase in the probability that the Company has or may become obligated to pay Additional Amounts (as described above under "Payment of Additional Amounts"), and the Company in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company, not including assignment of the Notes, the Notes may be redeemed, as a whole but not in part, at the option of the Company at any time thereafter, upon notice to the Trustee and the holders of the Notes in accordance with the provisions of the Indenture at a redemption price equal to 100% of the principal amount of the Notes to be redeemed together with accrued interest thereon to the date fixed for redemption.

                     UNITED STATES FEDERAL TAXATION

GENERAL

         In the opinion of the Company's tax counsel, the following general summary describes all material United States Federal income and estate tax consequences of the ownership and disposition of the Notes. This summary provides general information only and is directed solely to original holders purchasing Notes at the "issue price" (as defined below) and who hold the Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all United States Federal income tax consequences that may be applicable to particular categories of investors that may be subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, persons holding Notes as part of a "straddle" conversion transaction, hedging or other integrated transaction or persons who have ceased to be United States citizens or to be taxed as resident aliens. In addition, the tax consequences of holding a particular Note will depend, in part, on the particular terms of such Note as set forth in the applicable Pricing Supplement. Finally, this summary does not discuss Original Issue Discount Notes which qualify as "applicable high-yield discount obligations" under Section 163(i) of the Code. Holders of Original Issue Discount Notes which are "applicable high-yield discount obligations" may be subject to special rules which will be set forth in an applicable Pricing Supplement. Holders are advised to consult their own tax advisors with regard to the application of the United States Federal income and estate tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction.

         This summary is based on the Code, United States Treasury Regulations (including proposed regulations and temporary regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions as of the date of this Prospectus. The authorities on which this summary is based are subject to change or differing interpretations, which could apply retroactively, so as to result in United States Federal income tax consequences different from those discussed below.

TAX CONSEQUENCES TO U.S. HOLDERS

         For purposes of the following discussion, "U.S. Holder" means a beneficial owner of a Note that is (i) for United States Federal income tax purposes a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, or (iv) any other Holder whose income is effectively connected with such Holder's conduct of a United States trade or business. The term also includes certain former citizens or long-term permanent residents of the United States.

         PAYMENTS OF INTEREST

         Interest on a Note that is not an Original Issue Discount Note will generally be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder's method of accounting for tax purposes.

         All payments of interest on a Note that matures one year or less from its date of issuance will be included in the stated redemption price at the maturity of the Note and will be taxed in the manner described below under "Original Issue Discount Notes".

         Special rules governing the treatment of interest paid with respect to Original Issue Discount Notes are described under "Original Issue Discount Notes" below.

         ORIGINAL ISSUE DISCOUNT NOTES

         The following summary is generally based upon the Treasury Regulations concerning the treatment of debt instruments issued with original issue discount (the "OID Regulations"). Under the OID Regulations, a Note that is issued for an amount less than its stated redemption price at maturity will generally be considered to have been issued at an original issue discount. The issue price of a Note is equal to the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Notes is sold for money. The stated redemption price at maturity of a Note is generally equal to the sum of all payments to be made on such Note other than "qualified stated interest" payments. With respect to a Note, "qualified stated interest" is stated interest unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Note and equal to the outstanding principal balance of the Note multiplied by a single fixed rate of interest.

         Notwithstanding the general definition of original issue discount above, a Note will not be considered to have been issued with an original issue discount if the amount of such original issue discount is less than a DE MINIMIS amount equal to 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity (or, in the case of a Note providing for payments prior to maturity of amounts other than qualified stated interest, the weighted average maturity). Holders of Notes with a DE MINIMIS amount of original issue discount will include such original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the Note.

         A U.S. Holder of an Original Issue Discount Note (other than certain U.S. Holders of Short-Term Original Issue Discount Notes, as defined below) will be required to include qualified stated interest in income at the time it is received or accrued in accordance with such U.S. Holder's method of accounting.

         A U.S. Holder of an Original Issue Discount Note that matures more than one year from its date of issuance will be required to include original issue discount in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. The amount of original issue discount includable in income is equal to the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the U.S. Holder held such Note. The "daily portion" is the original issue discount for the "accrual period" that is allocated ratably to each day in the accrual period. The original issue discount for an accrual period is equal to the excess, if any, of
(a) the product of the "adjusted issue price" of an Original Issue Discount Note at the beginning of such accrual period and its "yield to maturity" over (b) the amount of any qualified stated interest allocable to the accrual period. The "accrual period" is the interval (not to exceed one year) that ends no later than the date of any scheduled payment of principal or interest. The Company will specify the accrual period it intends to use in the applicable Pricing Supplement but a U.S. Holder is not required to use the same accrual period for purposes of determining the amount of original issue discount includable in its income for a taxable year. The adjusted issue price of a Note at the beginning of an accrual period is equal to the issue price of such Note, increased by the aggregate amount of original issue discount with respect to such Note that accrued in prior accrual periods and was previously included in the income of the U.S. Holder, and reduced by the amount of any payment on the Note in prior accrual periods of amounts other than a payment of qualified stated interest. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

         Under the OID Regulations, a U.S. Holder may make an election (the "Constant Yield Election") to include in gross income its entire return on a Note (i.e., the excess of all remaining payments to be received on the Note over the amount paid for the Note by such U.S. Holder) in accordance with a constant yield method based on the compounding of interest. Special rules apply to elections made with respect to Notes with amortizable bond premium and U.S. Holders considering such an election should consult their own tax advisor.

         In general, a cash method U.S. Holder of an Original Issue Discount Note that matures one year or less from its date of issuance (a "Short-Term Original Issue Discount Note") is not required to accrue original issue discount on such Note for United States Federal income tax purposes unless it elects to do so. U.S. Holders who make such an election, U.S. Holders who report income for United States Federal income tax purposes on the accrual method and certain other U.S. Holders, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Original Issue Discount Notes as it accrues on a straight-line basis, unless an election is made to use the constant yield method (based on a daily compounding). In the case of a U.S. Holder who is not required and does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or redemption of the Short-Term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued. In addition, such U.S. Holder will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Original Issue Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

         Certain Notes may be redeemable at the option of the Company prior to the Maturity Date, or repayable at the option of the U.S. Holder prior to the Maturity Date. Notes containing such features may be subject to rules that differ from the general rules discussed above. U.S. Holders intending to purchase Notes with any such features should carefully examine the applicable Pricing Supplement and should consult with their own tax advisors with respect to such features, since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased Note.

         BOND PREMIUM

         If a U.S. Holder purchases a Note for an amount that is greater than the stated redemption price at maturity, such Holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any original issue discount in income. A U.S. Holder may elect (in accordance with applicable Code provisions) to amortize such premium, using a constant yield method, over the remaining term of the Note (where such Note is not callable prior to its maturity date). If such Note may be called prior to maturity after the U.S. Holder has acquired it, the amount of amortizable bond premium is determined with reference to either the amount payable on maturity or, if it results in a smaller premium, attributable to the period through the earlier call date with reference to the amount payable on the earlier call date. A U.S. Holder who elects to amortize bond premium must reduce his tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service. If a Holder makes a Constant Yield Election for a Note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

         SALE, EXCHANGE OR REDEMPTION OF THE NOTES

         Upon the sale, exchange or redemption of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or redemption (except to the extent such amount is attributable to accrued and unpaid interest) and the U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note will generally be the U.S. dollar cost of the Note to such U.S. Holder, increased by the amount of any original issue discount previously included in income by the U.S. Holder with respect to such Note and reduced by any amortized premium and any principal payments received by the U.S. Holder and, in the case of an Original Issue Discount Note, by the amounts of any other payments that do not constitute qualified stated interest.

         In general, gain or loss realized on the sale, exchange or redemption of a Note will be capital gain or loss (except in the case of a Short-Term Original Issue Discount Note, to the extent of any original issue discount not previously included in such U.S. Holder's taxable income). Such gain will be long-term or mid-term capital gain or loss if at the time of sale, exchange or redemption, the Note has been held for more than eighteen months or more than twelve months, but less than eighteen months, respectively. Under current law, the excess of net long-term and mid-term net capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

         If a U.S. Holder disposes of only a portion of a Note pursuant to a redemption or repayment (including the Survivor's Option, if applicable), such disposition will be treated as a pro rata prepayment in retirement of a portion of a debt instrument. Generally, the resulting gain or loss would be calculated by assuming that the original Note being tendered consists of two instruments, one that is retired (or repaid), and one that remains outstanding. The adjusted issue price, U.S. Holder's adjusted basis, and the accrued but unpaid original issue discount of the original Note, determined immediately before the disposition, would be allocated between these two instruments based on the portion of the instrument that is treated as retired by the pro rata prepayment.

BACKUP WITHHOLDING AND INFORMATION REPORTING

         Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest (including original issue discount) on a Note, and to payments of proceeds of the sale or redemption of a Note, to certain non-corporate U.S. Holders. The Company, its agent, a broker, the relevant Trustee or any paying agent, as the case may be, will be required to withhold from any payment a tax equal to 31 percent of such payment if the U.S. Holder fails to furnish or certify his correct taxpayer identification number (social security number or employer identification number) to the payor in the manner required, fails to certify that such U.S. Holder is not subject to backup withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules from a payment to a Holder may be credited against such Holder's United States Federal income tax and may entitle such Holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

CONSEQUENCES TO NON-UNITED STATES PERSONS

         As used herein, the term "non-United States person" means an owner of a Note that is, for United States Federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

         INCOME AND WITHHOLDING TAX

         Subject to the discussion of backup withholding below:

(a) payments of principal and interest on a Note that is beneficially owned by a non-United States person will not be subject to United States Federal withholding tax provided, that in the case of interest:
         (1) (i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the beneficial owner is not a
         controlled   foreign   corporation   that  is  related,   directly  or
         indirectly,  to the Company  through stock  ownership and (iii) either
         (A) the beneficial owner of the Note certifies to the person otherwise required to withhold United States Federal income tax from such interest, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing
         organization,   bank  or  other  financial   institution   that  holds
         customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the person otherwise required to withhold United States Federal income tax from such interest, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof; (2) the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from United States Federal withholding tax and the beneficial owner of the Note or such owner's agent provides an IRS Form 1001 claiming the exemption; or (3) the beneficial owner conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the Note or such owner's agent provides an IRS Form 4224 (or, after December 31, 1998, a Form W-8); provided that in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the
         person   otherwise  required to withhold  United States  Federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge that the certification or any statement on the IRS Form is false;

(b) a non-United States person will not be subject to United States Federal withholding tax on any gain realized on the sale, exchange or other disposition of a Note unless the gain is effectively connected with the beneficial owner's trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met; and

(c) Under Code Section 2105(b), a Note owned by an individual who at the time of death is not, for United States Federal estate tax purposes, a citizen or resident of the United States generally will not be subject to United States Federal estate tax a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and at the time of such individual's death, the income on the Note would not have been effectively connected with a U.S. trade or business of the individual.

         With respect to the certification requirement referred to in subparagraph (a), for Notes held by a foreign partnership, under current law, the Form W-8 may be provided by the foreign partnership. However, for interest and disposition proceeds paid with respect to a Note after December 31, 1998, unless the foreign partnership has entered into a withholding agreement with the Internal Revenue Service, a foreign partnership will be required, in addition to providing an intermediary Form W-8, to attach an appropriate certification by each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

         If a non-United States person holding a Note is engaged in a trade or business in the United States, and if interest on the Note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, such holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States income tax on such effectively connected income in the same manner as if it were a United States person. UNDER RECENTLY FINALIZED UNITED STATES TREASURY REGULATIONS, SUCH A HOLDER MAY ALSO NEED TO PROVIDE A
UNITED  STATES  TAXPAYER  IDENTIFICATION  NUMBER  ON THE  FORMS  REFERRED  TO IN
PARAGRAPH (A) ABOVE IN ORDER TO MEET THE REQUIREMENTS SET FORTH ABOVE. In addition, if such holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a Note will be included in the effectively connected earnings and profits of such holder if such interest or gain, as the case may be, is effectively connected with the conduct by such holder of a trade or business in the United States.

         EACH HOLDER OF A NOTE SHOULD BE AWARE THAT IF IT DOES NOT PROPERLY PROVIDE THE REQUIRED IRS FORM, OR IF THE IRS FORM (OR, IF PERMISSIBLE, A COPY OF SUCH FORM) IS NOT PROPERLY TRANSMITTED TO AND RECEIVED BY THE UNITED STATES PERSON OTHERWISE REQUIRED TO WITHHOLD UNITED STATES FEDERAL INCOME TAX, INTEREST ON THE NOTE MAY BE SUBJECT TO UNITED STATES WITHHOLDING TAX AT A 30% RATE AND THE HOLDER (INCLUDING THE BENEFICIAL OWNER) WILL NOT BE ENTITLED TO ANY ADDITIONAL AMOUNTS FROM THE COMPANY DESCRIBED UNDER THE HEADING "DESCRIPTION OF NOTES -- PAYMENT OF ADDITIONAL AMOUNTS" WITH RESPECT TO SUCH TAX. SUCH TAX, HOWEVER, MAY IN CERTAIN CIRCUMSTANCES BE ALLOWED AS A REFUND OR AS A CREDIT AGAINST SUCH HOLDER'S UNITED STATES FEDERAL INCOME TAX. THE FOREGOING DOES NOT DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAX WITHHOLDING THAT MAY BE RELEVANT TO FOREIGN HOLDERS OF THE NOTES. INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR SPECIFIC ADVICE CONCERNING THE OWNERSHIP AND DISPOSITION OF NOTES.

         BACKUP WITHHOLDING AND INFORMATION REPORTING

         Under current Treasury Regulations, backup withholding (imposed at the rate of 31%) will not apply to payments made by the Company or a paying agent to a holder in respect of a Note if the certifications required by Section 871(h) and 881(c) of the Code, which are described above, are received, provided in each case that the Company or the paying agent, as the case may be, does not have actual knowledge that the payee is a United States person.

         Under current Treasury Regulations, payments of the proceeds from the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period or another United States related person described in Section 1.6049(c)(5) of the Treasury Regulations, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner otherwise establishes an exemption. Under recently finalized Treasury Regulations, backup withholding may apply to any payment that such broker is required to report if such broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker are subject to information reporting and backup withholding through the United States office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies, under penalties of perjury, that it is a non-United States person and that it satisfies certain other conditions or otherwise establishes an exemption from information reporting and backup withholding.

         Non-United States persons holding Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not a separate tax, but is allowed as a refund or credit against the holder's United States Federal income tax, provided the necessary information is furnished to the Internal Revenue Service.

         Interest on a Note that is beneficially owned by a non-United States person will be reported annually on IRS Form 1042S, which must be filed with the Internal Revenue Service and furnished to such beneficial owner.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                      CERTAIN COVENANTS AS TO LIENS

         The only financial covenant applicable to the Notes is that described below. That covenant requires that the Notes be equally and ratably secured in the circumstances described therein but has no special application merely by virtue of the occurrence of any transaction or series of transactions resulting in material changes in the Company's debt-to-equity ratio.

         The Company will covenant in the Notes that so long as any of the Notes remain outstanding, it will not pledge or otherwise subject to any lien any of its property or assets unless the Notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. Such covenant does not apply to:

(a) the pledge of any assets to secure any financing by the Company of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which the Company reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as to the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

(b) the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

(c) any deposit of assets of the Company with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Company from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against the Company;

(d) any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

(e) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing clauses (a) to (d) inclusive of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property). (Section 12.01 of the Indenture.)

                         MODIFICATION OF THE INDENTURE

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes at the time outstanding under the Indenture, to modify the Indenture or any supplemental indenture or the rights of the holders of the Notes; provided that no such modification shall (i) change the fixed maturity of any such Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each such Note so affected or (ii) reduce the aforesaid percentage of Notes of any series outstanding under the Indenture, the consent of the holders of which is required for any such modification, without the consent of the holders of all Notes then outstanding under the Indenture. (Section 10.02 of the Indenture.)

                               EVENTS OF DEFAULT

         An Event of Default with respect to the Notes is defined in the Indenture as being: (a) default in payment of any principal of, or premium, if any, on, the Notes; (b) default for 30 days in payment of any interest on any of the Notes; (c) default for 30 days after notice in performance of any other covenant in the Indenture; or (d) certain events of bankruptcy, insolvency or reorganization. (Section 6.01 of the Indenture.)

         In case an Event of Default shall occur and be continuing with respect to the Notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of the Notes to be due and payable. Any Event of Default with respect to the

Notes may be waived by the holders of a majority in aggregate principal amount of the outstanding Notes except in a case of failure to pay principal of or interest on such Notes for which payment had not been subsequently made. (Section 6.06 of the Indenture). The Company is required to file with the Trustee annually a certificate as to the absence of certain defaults under the terms of the Indenture. (Section 11.04 of the Indenture.)

         Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the
Noteholders, unless such Noteholders shall have offered to the Trustee reasonable indemnity or security. (Sections 7.01 and 7.02) of the Indenture.)

         Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section
6.06 of the Indenture.)

                            CONCERNING THE TRUSTEE

         The Chase Manhattan Bank is the Trustee under the Indenture. The Chase Manhattan Bank acts as issuing and paying agent for the Company's commercial paper program, makes loans to, acts as trustee and performs certain other services for, the Company and certain of its affiliates in the normal course of its business. As trustee of various trusts, it has purchased securities of the Company and certain of its affiliates.

                         CONCERNING THE PAYING AGENTS

         The Company shall maintain one or more Paying Agents for the payment of the principal of, premium, if any, and interest, if any, on, the Notes. (Section
4.02 of the Indenture.) The Company has initially appointed The Chase Manhattan Bank as the Company's Paying Agent for the Notes.

                             PLAN OF DISTRIBUTION

         Under the terms of the Selling Agent Agreement dated as of March , 1998, the Notes are offered on a continuing basis by the Company through ABN AMRO Incorporated, A.G. Edwards & Sons, Inc., Edward Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial Corporation, Prudential Securities Incorporated and Salomon Brothers Inc, who have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Company may appoint additional Agents to solicit sales of the Notes; provided, however, that any such solicitation and sale of the Notes shall be on the same terms and conditions to which the Agents have agreed. The Company will pay the Agents a gross selling Concession to be divided among themselves as they shall agree. The Concession will be payable to the Purchasing Agent in the form of a discount ranging from .20% to 2.50% of the non-discounted price for each Note sold. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes in whole or in part. The Company reserves the right to withdraw, cancel or modify the offer without notice.

          Following the solicitation of orders, the Agents, severally and not jointly, may purchase Notes from the Company through ABN AMRO Incorporated as principal for its own account. Unless otherwise set forth in the applicable Pricing Supplement, such Notes will be resold to one or more investors and other purchasers at a fixed public offering price not to exceed, as expressed as a percentage of the principal face amount of a Note, an amount equal to the net proceeds to the Company on the sale of such Note, plus the allowable Concession. The actual price paid by investors shall be determined by prevailing market prices at the time of purchase and shall be set forth in the confirmation statement of the Selling Group Member responsible for such sale, and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement. In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not, during the distribution of the Notes, be in excess of the discount to be received by such Agent from the Company. After the initial public offering of Notes to be resold by an Agent to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), Concession and discount may be changed.

         Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act.

         The Notes may be offered for sale in the United States and in those jurisdictions where it is legal to make such offers. Only offers and sales of the Notes in the United States, as part of the initial distribution thereof or in connection with resales thereof under circumstances where the Prospectus and the accompanying Pricing Supplement must be delivered, are made pursuant to the Registration Statement of which the Prospectus, as supplemented by any Pricing Supplement, is a part.

         Each Agent has represented and agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes this Prospectus or the accompanying Pricing Supplement and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Company nor any other Agent shall have responsibility therefor.

         Each Agent, severally and not jointly, represents and agrees that:

         (i) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

         (ii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on; and

         (iii) it has complied and will comply with all applicable provisions of the Financial Service Act 1986 with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

         Purchasers of the Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the Issue Price set forth in any Pricing Supplement hereto.

         No Note will have an established trading market when issued. The Company does not intend to apply for the listing of the Notes on any securities exchange in the United States, but has been advised by the Agents that the Agents intend to make a market in the Notes as permitted by applicable laws and regulations. The Agents are not obligated to do so, however, and the Agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for any Notes. All secondary trading in the Notes will settle in immediately available funds. See "Description of Notes - Global Clearance and Settlement Procedures."

         Application may be made to list Notes on the Luxembourg Stock Exchange and on such other or additional stock exchanges on which the Company and the Purchasing Agent may agree with respect to an issue. If such Notes are listed on a stock exchange, it will be specified in the applicable Pricing Supplement.

         In connection with an offering of the Notes, the rules of the Commission permit the Purchasing Agent to engage in certain transactions that stabilize the price of the Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes. If the Purchasing Agent creates a short position in the Notes in connection with an offering of the Notes (i.e., if it sells a larger principal amount of the Notes than is set forth on the cover page of the applicable Pricing Supplement), the Purchasing Agent may reduce that short position by purchasing Notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The Purchasing Agent makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, the Purchasing Agent makes no representation that, once commenced, such transactions will not be discontinued without notice.

                             --------------

         In the ordinary course of their respective businesses, affiliates of the Agents have engaged, and will in the future engage, in commercial banking and investment banking transactions with the Company and certain of its affiliates.

                            LEGAL OPINIONS

         The validity of the Notes offered hereby will be passed upon for the Company by Martin I. Darvick, Esq., Assistant General Counsel of the Company, and for the Agents by Davis Polk & Wardwell. Mr. Darvick owns shares and holds options to purchase shares of General Motors Corporation $1-2/3 par value common stock. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the Board of Directors of General Motors Corporation and has acted as counsel to the Company and certain of its affiliates in various matters.

                                EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                GMAC
                          FINANCIAL SERVICES

                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses to be incurred in connection with the offering described in the Registration Statement:

     Securities and Exchange Commission Registration Fee..         $292,488
     Fees and Expenses of Trustee.........................            5,000
     Printing Registration Statement, Prospectus
         and Other Documents..............................           40,000
     Underwriter's Counsel Fees...........................           15,000
     Accountants' Fees ...................................           15,000
     Rating Agencies' Fees ...............................          100,000
     Miscellaneous Expenses...............................           32,512
                                                                   --------
         Total............................................         $500,000
                                                                   ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware Corporation Law, the Company is empowered to indemnify its directors and officers in the circumstances therein provided.

     The Company's Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Under Article VI of its By-Laws, the Company shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Company shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Company. The Company shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

     As a subsidiary of General Motors Corporation, the Company is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of the Company are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

     Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Company, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

ITEM 16.  EXHIBITS.

 1                Form of Selling Agent Agreement.

*4 Indenture, dated as of September 24, 1996, between the Company and The Chase Manhattan Bank, Trustee; and First Supplemental Indenture thereto dated January 1, 1998.

 4(a)(1) First Supplemental Indenture, dated as of January 1, 1998, between the Company and The Chase Manhattan Bank, Trustee incorporated by reference to Registration Statement No. 333-12023.

*4(a)(2)          Form of SmartNotes(sm) in global form included in Exhibit 4.

 5                Opinion and Consent of Martin I. Darvick, Esq.,
                  Assistant General Counsel of the Company.

 8                Opinion and consent of tax counsel.

 12               Calculation of Ratio of Earnings to Fixed Charges.

 23(a)            Consent of Deloitte & Touche LLP.

 23(b)            Consent of Counsel included in Exhibit 5.

 25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

 99(a) Underwriter representations of compliance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended.

 99(b)            Form of Pricing Supplement included in Exhibit 1.

 ------------------------

                 *INCORPORATED  BY  REFERENCE  FROM  REGISTRATION  STATEMENT NO.
                  333-12023  DATED SEPTEMBER 19, 1996.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the provisions discussed in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, General Motors Acceptance Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 18th day of March, 1998.

                                       GENERAL MOTORS ACCEPTANCE CORPORATION

                                       /s/    J. Michael Losh
                                       ---------------------------------------
                                       (J. Michael Losh, Chairman of the Board)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 18, 1998 by the following persons in the capacities indicated.

         SIGNATURE                             TITLE
         ---------                             -----


/s/ J. Michael Losh                     Chairman of the Board
-------------------------                    and Director
(J. Michael Losh)



/s/ John D. Finnegan                    President, Chief Executive Officer
-------------------------                    and Director
(John D. Finnegan)


/s/ William F. Muir                     Executive Vice President and
-------------------------                   Chief Financial Officer
(William F. Muir)


/s/ Gerald E. Gross                     Comptroller  (Chief Accounting Officer)
-------------------------
(Gerald E. Gross)


/s/ John G. Blahnik                     Director
-------------------------
(John G. Blahnik)

/s/ Richard J. S. Clout                 Executive Vice President and Director
-------------------------
(Richard J. S. Clout)


/s/ Eric A. Feldstein                   Director
-------------------------
(Eric A. Feldstein)


/s/ John E. Gibson                      Executive Vice President and Director
-------------------------
(John E. Gibson)


/s/ Harry J. Pearce                     Director
-------------------------
(Harry J. Pearce)


/s/ W. Allen Reed                       Director
-------------------------
(W. Allen Reed)


/s/ John F. Smith, Jr.                  Director
-------------------------
(John F. Smith, Jr.)


/s/ Ronald L. Zarrella                  Director
-------------------------
(Ronald L. Zarrella)

                          EXHIBIT INDEX



EXHIBIT
-------                                                              PAGE NO.
                                                                     --------
   1            Form of Selling Agent Agreement.................


  *4            Indenture, dated as of September 24, 1996,
                between the Company and The Chase Manhattan
                Bank, Trustee; and First Supplemental
                Indenture thereto dated January 1, 1998.........

   4(a)(1) First Supplemental Indenture, dated as of January 1, 1998, between the Company and The Chase Manhattan Bank, Trustee incorporated by reference to Registration Statement No. 333-12023.

  *4(a)(2)      Form of SmartNotes(sm) in global form
                included in Exhibit 4...........................

   5            Opinion and Consent of Martin I. Darvick, Esq.,
                Assistant General Counsel of the Company........

   8            Opinion and Consent of Tax Counsel..............

   12           Calculation of Ratio of Earnings to Fixed
                Charges.........................................

   23(a)        Consent of Deloitte & Touche LLP. ..............

   23(b)        Consent of Counsel included in Exhibit 5........

   25           Form T-1 Statement of Eligibility and
                Qualification under the Trust Indenture
                Act of 1939 of The Chase Manhattan Bank.........

   99(a)        Underwriter representations of compliance
                with Rule 15c2-8 under the Securities Exchange
                Act of 1934, as amended.........................

   99(b)        Form of Pricing Supplement
                included in Exhibit 1...........................

   ----------------------

               *INCORPORATED  BY  REFERENCE  FROM   REGISTRATION  STATEMENT  NO.
                333-12023  DATED  SEPTEMBER 19, 1996.